Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES FOURTH QUARTER EARNINGS AND
A $2.0 BILLION ACCELERATED SHARE REPURCHASE
SUNNYVALE, CALIF. January 24, 2017 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the global technology leader in robotic-assisted, minimally invasive surgery, today announced financial results for the quarter ended December 31, 2016, and that it has entered into an accelerated share repurchase program with Goldman, Sachs & Co. to repurchase $2.0 billion of its common stock. Reported revenue and procedure results are consistent with the Company’s January 11th press release.

Q4 Highlights

•	Worldwide da Vinci procedures grew approximately 15% compared with the fourth quarter of 2015 driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company shipped 163 da Vinci Surgical Systems compared with 158 in the fourth quarter of 2015.

•	Fourth quarter 2016 revenue of $757 million grew approximately 12% compared with $677 million for the fourth quarter of 2015.

•	Fourth quarter 2016 GAAP net income was $204 million, or $5.13 per diluted share, compared with $190 million, or $4.99 per diluted share, for the fourth quarter of 2015.

•	Fourth quarter 2016 non-GAAP* net income was $242 million, or $6.09 per diluted share, compared with $224 million, or $5.89 per diluted share, for the fourth quarter of 2015.

Q4 Financial Summary
Gross profits, income from operations, net income, and net income per share are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Fourth quarter 2016 revenue was $757 million, an increase of approximately 12% compared with $677 million in the fourth quarter of 2015. Higher fourth quarter revenue was driven by growth in recurring instrument, accessory, and service revenue, and higher systems revenue.
Fourth quarter 2016 instrument and accessory revenue increased by approximately 19% to $386 million, compared with $326 million for the fourth quarter of 2015, primarily driven by approximately 15% growth in da Vinci procedure volume. Fourth quarter 2016 service revenue increased by approximately 12% to $135 million, compared with $120 million for the fourth quarter of 2015.
Fourth quarter 2016 systems revenue increased by approximately 2% to $236 million, compared with $231 million for the fourth quarter of 2015. Intuitive Surgical shipped 163 da Vinci Surgical Systems in the fourth quarter of 2016, compared with 158 in the fourth quarter of 2015.
Fourth quarter 2016 income from operations increased to $264 million, compared with $246 million in the fourth quarter of 2015. Fourth quarter 2016 non-GAAP* income from operations increased to $320 million, compared with $293 million in the fourth quarter of 2015.
Fourth quarter 2016 GAAP net income was $204 million, or $5.13 per diluted share, compared with $190 million, or $4.99 per diluted share, for the fourth quarter of 2015. Fourth quarter 2016 non-GAAP* net income was $242 million, or $6.09 per diluted share, compared with $224 million, or $5.89 per diluted share, for the fourth quarter of 2015.

Intuitive Surgical ended the fourth quarter of 2016 with $4.8 billion in cash, cash equivalents, and investments, an increase of $277 million during the quarter, primarily driven by cash generated from operations and proceeds from common stock issued.
ASR Program
Intuitive Surgical has entered into an accelerated share repurchase program (the “ASR Program”) on January 24, 2017, with Goldman, Sachs & Co. (“Goldman”) pursuant to which Intuitive Surgical will repurchase $2.0 billion of its common stock from Goldman. Goldman is expected to make an initial delivery by approximately January 27, 2017, to Intuitive of approximately 2.4 million shares of Intuitive’s common stock, which represents 80% of the payment amount divided by the closing price of Intuitive’s common stock on January 23, 2017. The Company anticipates these initial shares will be retired as soon as practical after receipt. The total number of shares that the Company will repurchase under the ASR Program will be based generally on the daily volume-weighted average price per share of Intuitive’s common stock during the repurchase period, less a discount. Final settlement of the ASR Program is expected to be completed by the end of the fourth quarter of 2017, although the completion date may be accelerated at Goldman’s option during an acceleration period prior to the scheduled termination date. The actual number of shares repurchased will be determined at the completion of the ASR Program. The terms of the ASR Program are subject to adjustment if Intuitive were to enter into or announce certain types of transactions or to take certain corporate actions.
The Company had approximately $3.0 billion remaining under its Board authorized stock repurchase program prior to the initiation of this ASR Program. Additional purchases by the Company under the remaining authorization, or approximately $1.0 billion, will depend upon market conditions and may be made from time to time in open market purchases, privately negotiated transactions, accelerated share repurchase programs, issuer self-tender offers or otherwise, as determined by the Company’s management. The repurchases will be made in compliance with, and at such times as permitted by, federal securities law and may be suspended or discontinued at any time. The Company expects to fund the ASR Program through cash and investments.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PST today to discuss the fourth quarter 2016 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical’s website at www.intuitivesurgical.com or by dialing (800) 230-1074 or (612) 234-9960.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq:ISRG), headquartered in Sunnyvale, California, is the global technology leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets robotic technologies designed to improve clinical outcomes and help patients return more quickly to active and productive lives. The Company's mission is to extend the benefits of minimally invasive surgery to the broadest possible base of patients. Intuitive Surgical - Taking surgery beyond the limits of the human hand™.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, and also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.

da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the repurchase by the Company of $2.0 billion of its common stock from Goldman, the expected completion dates of the repurchases, the source of funds for the repurchases, and the plans with respect to the repurchased shares. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the market prices of the Company's common stock during the term and after the completion of the ASR Program; the ability of Goldman to buy or borrow shares of the Company’s common stock; the uncertainty regarding the Company’s ability to complete the share repurchases within the proposed timing or at all; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2015, as updated by our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as amortization of intangible assets and share-based compensation (“SBC”) expenses, and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding the amortization of intangible assets and expenses related to SBC.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding the amortization of intangible assets, expenses related to SBC, and litigation charges and recoveries.

Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding the amortization of intangible assets, expenses related to SBC, and litigation charges and recoveries, net of the related tax effects. The tax effects are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude amortization of intangible assets and SBC, which are recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	December 31, 2016	September 30, 2016	December 31, 2015
Revenue:
Instruments and accessories	$386.3	$348.1	$325.6
Systems	235.9	205.1	230.7
Services	134.7	129.7	120.2
Total revenue	756.9	682.9	676.5
Cost of revenue:
Product	187.5	158.4	178.3
Service	42.2	37.5	39.4
Total cost of revenue (1)	229.7	195.9	217.7
Gross profit	527.2	487.0	458.8
Operating expenses:
Selling, general and administrative	193.7	168.0	160.3
Research and development	69.1	62.6	52.6
Total operating expenses	262.8	230.6	212.9
Income from operations	264.4	256.4	245.9
Interest and other income, net	11.7	10.4	5.9
Income before taxes	276.1	266.8	251.8
Income tax expense (2)	72.1	55.8	61.8
Net income	$204.0	$211.0	$190.0
Net income per share:
Basic	$5.26	$5.45	$5.09
Diluted (2)	$5.13	$5.31	$4.99
Shares used in computing net income per share:
Basic	38.8	38.7	37.3
Diluted	39.8	39.7	38.1

(1) Includes pre-tax medical device excise tax refund benefit as follows:
Total cost of revenue	$—	$7.1	$—
(2) Includes certain one-time tax benefits as follows:
Income tax expense	$—	$15.8	$—
Reinstatement of the 2015 federal R&D tax credit	$—	$—	$6.4
Diluted net income per share	$—	$0.40	$0.17

INTUITIVE SURGICAL, INC.
UNAUDITED TWELVE MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Twelve months ended
	December 31,
In millions (except per share data)	2016	2015
Revenue:
Instruments and accessories	$1,395.8	$1,197.7
Systems	791.6	721.9
Services	517.0	464.8
Total revenue	2,704.4	2,384.4
Cost of revenue:
Product	663.3	647.2
Service	151.0	159.3
Total cost of revenue (1)	814.3	806.5
Gross profit	1,890.1	1,577.9
Operating expenses:
Selling, general and administrative	705.3	640.5
Research and development	239.6	197.4
Total operating expenses	944.9	837.9
Income from operations	945.2	740.0
Interest and other income, net	35.6	18.5
Income before taxes	980.8	758.5
Income tax expense (2)	244.9	169.7
Net income	$735.9	$588.8
Net income per share:
Basic	$19.21	$15.87
Diluted (2)	$18.73	$15.54
Shares used in computing net income per share:
Basic	38.3	37.1
Diluted	39.3	37.9

(1) Includes pre-tax medical device excise tax refund benefit as follows:
Total cost of revenue	$7.1	$—
(2) Includes certain one-time tax benefits as follows:
Income tax expense	$15.8	$37.1
Diluted net income per share	$0.40	$0.98

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	December 31, 2016	December 31, 2015
Cash, cash equivalents and investments	$4,837.9	$3,347.8
Accounts receivable, net	430.2	394.3
Inventory	182.3	167.9
Property, plant and equipment, net	458.4	432.1
Goodwill	201.1	201.1
Deferred tax assets	150.9	167.8
Other assets	226.1	196.3
Total assets	$6,486.9	$4,907.3

Accounts payable and other accrued liabilities	$459.2	$357.7
Deferred revenue	249.9	230.1
Total liabilities	709.1	587.8
Stockholders’ equity	5,777.8	4,319.5
Total liabilities and stockholders’ equity	$6,486.9	$4,907.3

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Twelve months ended
In millions (except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP gross profit	$527.2	$487.0	$458.8	$1,890.1	$1,577.9
Share-based compensation expense	9.6	10.2	9.0	37.6	35.7
Amortization of intangible assets	1.7	1.8	2.9	7.8	12.7
Non-GAAP gross profit	$538.5	$499.0	$470.7	$1,935.5	$1,626.3

GAAP income from operations	$264.4	$256.4	$245.9	$945.2	$740.0
Share-based compensation expense	45.6	46.9	41.5	178.0	168.1
Amortization of intangible assets	4.2	4.3	5.8	18.2	24.4
Litigation charges (recoveries)	5.5	—	(0.6)	12.1	13.2
Non-GAAP income from operations	$319.7	$307.6	$292.6	$1,153.5	$945.7

GAAP net income	$204.0	$211.0	$190.0	$735.9	$588.8
Share-based compensation expense	45.6	46.9	41.5	178.0	168.1
Amortization of intangible assets	4.2	4.3	5.8	18.2	24.4
Litigation charges (recoveries)	5.5	—	(0.6)	12.1	13.2
Tax adjustments	(17.0)	(16.5)	(12.4)	(65.5)	(63.6)
Non-GAAP net income	$242.3	$245.7	$224.3	$878.7	$730.9

GAAP net income per share - diluted	$5.13	$5.31	$4.99	$18.73	$15.54
Share-based compensation expense	1.15	1.18	1.09	4.53	4.44
Amortization of intangible assets	0.11	0.11	0.15	0.46	0.64
Litigation charges (recoveries)	0.14	—	(0.02)	0.31	0.35
Tax adjustments	(0.44)	(0.41)	(0.32)	(1.67)	(1.69)
Non-GAAP net income per share - diluted	$6.09	$6.19	$5.89	$22.36	$19.28